UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 27, 2021
Date of Report (Date of earliest event reported)

PETROTEQ ENERGY INC.
(Exact name of registrant as specified in its charter)

Ontario, Canada	000-55991	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15315 W. Magnolia Blvd., Suite 120 Sherman Oaks, California	91403
(Address of principal executive offices)	(Zip Code)

(800) 979-1897
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

__________

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.

On November 27, 2021, the Company issued a news release announcing:

  Its intention to complete debt conversion transactions with two arm's length creditors pursuant to which the Company will issue an aggregate of 4,529,166 common shares of the Company at a deemed price of US$0.119 per share in satisfaction of US$538,971; and

  The following amendments to three previously-issued convertible promissory notes that were disclosed in the Company's news release on October 6, 2021:

  The convertible promissory note issued on April 21, 2021 that had an original principal amount of US$92,125 (including a 10% original issue discount) with a purchase price of US$83,750, has been amended to (i) clarify that only the purchase price (US$83,750) shall be convertible, (ii) fix the conversion price at US$0.048 (the market price on April 21, 2021), and (iii) restrict the payments of interest, fees or other amounts under or in relation to the note at a maximum of 24% per annum;
  The convertible promissory note issued on May 20, 2021 that had an original principal amount of US$141,625 (including a 10% original issue discount) with a purchase price of US$128,750, has been amended to (i) clarify that only the purchase price (US$128,750) shall be convertible, (ii) fix the conversion price at US$0.042 (the market price on May 20, 2021), and (iii) restrict the payments of interest, fees or other amounts under or in relation to the note at a maximum of 24% per annum; and
  The convertible promissory note issued on July 2, 2021 that had an original principal amount of US$114,125 (including a 10% original issue discount) with a purchase price of US$103,750, has been amended to (i) clarify that only the purchase price (US$103,750) shall be convertible, (ii) fix the conversion price at US$0.146 (the market price on July 2, 2021), and (iii) restrict the payments of interest, fees or other amounts under or in relation to the note at a maximum of 24% per annum.

The proposed debt conversion transactions are subject to approval of the directors of the Company and regulatory approval of the TSX Venture Exchange (the "Exchange"). The common shares will be issued in reliance on exemptions from the registration requirements of the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and applicable state securities laws, and will be issued as "restricted securities" (as defined in Rule 144 under the U.S. Securities Act). In addition, the common shares issuable pursuant to the debt conversion transactions will be subject to a Canadian four-month hold period.

While the amendments to the convertible promissory notes are intended to ensure that the notes comply with the policies of the Exchange, the notes and the amendments are ultimately subject to approval of the Exchange.

To the extent that the amendments of the convertible promissory notes may be deemed for the purposes of the U.S. Securities Act to involve the offer and sale of replacement securities to the respective noteholders in exchange for the existing convertible promissory notes, the Company will be relying on the registration exemption provided by section 3(a)(9) of the U.S. Securities Act.  The convertible promissory notes, as amended, will continue to be restricted securities. The underlying common shares issuable upon conversion of the promissory notes have not been and will not be registered under the U.S. Securities Act, and may not be offered or sold in the United States, or to or for the account or benefit of any U.S. person or any person in the United States absent an exemption from the registration requirements of the U.S. Securities Act and any applicable state securities laws.

The Company continues to work with the Exchange on a reinstatement of trading and will update the market as things progress. The Company continues to operate normally and is working diligently to answers questions from the Exchange.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibits

Exhibit	Description
99.1	News Release dated November 27, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROTEQ ENERGY INC.
DATE: November 29, 2021	By: /s/ R.G. Bailey R. Gerald Bailey Interim Chief Executive Officer